As filed with the Securities and Exchange Commission on April 14, 2021

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ireland Delaware	Allegion Public Limited Company Allegion US Holding Company Inc.	98-1108930 35-2483885
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)

Allegion Public Limited Company

Allegion US Holding Company Inc.

c/o Allegion plc

Block D

Iveagh Court

Dublin 2, D02 VH94, Ireland

+(353) (1) 2546200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey N. Braun

Senior Vice President and General Counsel

11819 North Pennsylvania Street

Carmel, Indiana 46032

(317) 810-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert M. Hayward, P.C.

Elisabeth M. Martin

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
		$	$
Debt securities of Allegion plc
Debt securities of Allegion US Holding Company Inc.
Guarantees of Allegion plc (2)
Guarantees of Allegion US Holding Company Inc. (2)
Ordinary shares of Allegion plc
Preferred shares of Allegion plc
Depositary shares of Allegion plc
Share purchase contracts of Allegion plc
Share purchase units of Allegion plc

(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and are omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	No separate consideration will be received for any guarantee of debt securities.

PROSPECTUS

Allegion plc

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Allegion US Holding Company Inc.

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “ALLE.”

Investing in our securities involves risk. Please read “Risk Factors” on page 4 of this prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

April 14, 2021

We have not authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement, nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

This document does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended). No offer of securities of Allegion plc to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended)) in general, or in particular pursuant to the Prospectus Regulation (EU) 2017/1129 of 14 June 2017 (as amended), the European Union (Prospectus) Regulations 2019 of Ireland (S.I. No. 380/2019), or the Central Bank (Investment Market Conduct) Rules (S.I. No. 366 of 2019). This document has not been approved or reviewed by or registered with the Central Bank of Ireland.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. Allegion plc is not an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

As used in this prospectus and any prospectus supplement, “Allegion,” “we,” “our,” “us” and the “Company” mean Allegion plc, an Irish company, together with its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process. Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement(s) and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” prior to purchasing any of the securities offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.allegion.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “ALLE.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents (File No. 001-36243):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 16, 2021;

•	Current Reports on Form 8-K, filed on January 6, 2021, February 10, 2021 and March 10, 2021; and

•

The description of our ordinary shares contained in our Current Report on Form 8-K filed with the SEC on November 15, 2013, including all amendments and reports filed for the purpose of updating such description.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules, unless expressly stated otherwise therein. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus, and we will provide to you these materials free of charge. Please make your request to Jeffrey N. Braun, Senior Vice President and General Counsel, c/o Schlage Lock Company, 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone, (317) 810-3700.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” in this prospectus.

Allegion plc

Allegion plc is a leading global provider of security products and solutions that keep people and assets safe and secure in the places where they reside, work and thrive. We create peace of mind by pioneering safety and security with a vision of seamless access and a safer world. Seamless access allows authorized, automated and safe passage and movement through spaces and places in the most efficient and frictionless manner possible. Central to our vision is partnering and developing ecosystems to create a flawless experience and enable an uninterrupted and secure flow of people and assets. We offer an extensive and versatile portfolio of mechanical and electronic security products and solutions across a range of market-leading brands. Our experts across the globe deliver high-quality security products, services and systems, and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs. Our 10 largest customers represented approximately 24% of our total revenues in 2020. No single customer represented 10% or more of our total revenues in 2020.

We were incorporated in Ireland on May 9, 2013 to hold the commercial and residential security businesses of what was then Ingersoll Rand plc. On December 1, 2013, Allegion plc became a stand-alone public company after Ingersoll Rand completed the separation of these businesses from the rest of Ingersoll Rand via the transfer of these businesses from Ingersoll Rand to Allegion plc and the issuance by Allegion plc of ordinary shares directly to Ingersoll Rand’s shareholders. We are headquartered in Dublin, Ireland, with our North American corporate office in Carmel, Indiana. We employ approximately 11,500 people and have a global manufacturing footprint with 30 production facilities around the world. For the fiscal year ended December 31, 2020, we generated revenues of $2,719.9 million.

The principal executive office of Allegion plc is located at Block D, Iveagh Court, Harcourt Road, Dublin 2, D02 VH94, Ireland, telephone +(353) (1) 2546200.

Allegion US Holding Company Inc.

Allegion US Holding Company Inc. (“ALLE Holdings”) is a corporation incorporated under the laws of the State of Delaware on August 5, 2013, and is a wholly owned subsidiary of Allegion plc.

The principal executive office of ALLE Holdings is located at 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone (317) 810-3700.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	economic, political and business conditions in the markets in which we operate;

•	adverse impacts to our normal business operations due to the global COVID-19 pandemic;

•	competitive factors in the industry in which we compete, including technological developments and increased competition from private label brands;

•	the development, commercialization and acceptance of new products and services that meet the varied and evolving needs of our customers;

•	the demand for our products and services, including changes in customer and consumer preferences, and our ability to maintain beneficial relationships with large customers;

•	our products or solutions fail to meet certification and specification requirements, are defective or otherwise fall short of customers’ needs and expectations;

•	the ability to complete and integrate any acquisitions and/or losses related to our investments in external companies;

•	business opportunities that diverge from our core business;

•	our ability to operate efficiently and productively;

•	our ability to effectively manage and implement restructuring initiatives and other organizational changes;

•	disruptions in our global supply chain, including product manufacturing and logistical services provided by supplier partners;

•	the effects of global climate change or other unexpected events, including global health crises, that may disrupt our operations;

•

our ability to manage risks related to our information technology and operational technology systems and cybersecurity, including implementation of new processes that may cause disruptions and be more difficult, costly or time consuming than expected;

•

our reliance on third-party vendors for many of the critical elements of our global information and operational technology infrastructure and their failure to provide effective support for such infrastructure;

•	disruption and breaches of our information systems;

•	ability to recruit and retain a highly qualified and diverse workforce;

•	economic, political and business conditions in the markets in which we operate, including changes to trade agreements, sanctions, import and export regulations and custom duties;

•	conditions of the institutional, commercial and residential construction and remodeling markets, including the impact of work-from-home trends;

•	fluctuations in currency exchange rates;

•	availability of and fluctuations in the prices of key commodities and the impact of higher energy prices;

•	potential further impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets;

•	interest rate fluctuations and other changes in borrowing costs, in addition to risks associated with our outstanding and future indebtedness;

•	the impact our outstanding indebtedness may have on our business and operations and other capital market conditions, including availability of funding sources and currency exchange rate fluctuations;

•	risks related to corporate social responsibility and reputational matters;

•	the ability to protect our brand reputation and trademarks;

•	the outcome of any litigation, governmental investigations or proceedings;

•	claims of infringement of intellectual property rights by third parties;

•	adverse publicity or improper conduct by any of our employees, agents or business partners;

•	changes to, or changes in interpretations of, current laws and regulations;

•	uncertainty and inherent subjectivity related to transfer pricing regulations;

•	changes in tax requirements, including tax rate changes, the adoption of new tax legislation or exposure to additional tax liabilities and revised tax law interpretations; and

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risks related to our incorporation in Ireland, including the possible effects on us of future legislation or interpretations in the U.S. that may limit or eliminate potential U.S. tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland, or deny U.S. government contracts to us based upon our incorporation in such non-U.S. jurisdiction.

Some of the significant risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described more fully in Part I, Item 1A of our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We caution you that the important factors referenced above may not contain all of the factors that are important to you.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include, but is not limited to, funding for working capital, repayment of indebtedness, capital expenditures, repurchases of our capital stock and acquisitions.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus, or the guarantees in respect of debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture among us, ALLE Holdings, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are Allegion plc and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

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the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation, and if other than by a board resolution or officer’s certificate, the manner in which any election by us to redeem any debt securities shall be evidenced;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

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if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

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if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

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if other than by a board resolution, the manner in which any election by us or any of the guarantors to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us or the guarantors), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if other than Wells Fargo Bank, National Association is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee;

•	any other terms of the debt securities of the series and the guarantees thereof (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder); and

•	the CUSIP and/or ISIN number(s) of the debt securities of the series.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which the trustee or banking institutions are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, and the securities are global securities, the securities to be redeemed will be selected in accordance with applicable DTC procedures. If the notes to be redeemed are not global securities, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed (provided that no representation will be made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the securities).

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no default or event of default under the indenture has occurred and is continuing; and

•

the trustee receives from us an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)

default in the payment of any installment of interest on any debt securities of that series, which continues for 30 days after becoming due (subject to the deferral of any interest payment in the case of an extension period);

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered security or indemnity satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of security or indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•

to add one or more guarantees or additional guarantors in respect of debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the applicable indenture in accordance with the terms of such indenture;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents as set forth in an officer’s certificate;

•	to cure any ambiguity, omission, defect or inconsistency; or

•

to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect, as evidenced by an officer’s certificate.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less (but in no event later than the date the debt securities are due and payable) or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the written opinion of a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the trustee, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Any notices required to be given to the holders while the debt securities are global securities will be given to DTC. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the debt securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

(3)

an event of default with respect to the debt securities has occurred and is continuing, and DTC notifies the trustee and the registrar of its decision to exchange the global securities for definitive securities.

These certificated debt securities will be registered in the name or names as DTC instructs the trustee. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture, the debt securities and any associated guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at 150 East 42nd Street, 40th Floor, New York, New York 10017.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate that conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. Unless otherwise specified in the applicable prospectus supplement, the warrant agreements and the warrants will be governed by and construed in accordance with the law of the State of New York.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF ALLEGION PLC SHARE CAPITAL

The following description of Allegion plc’s share capital is a summary. This summary is not complete and is subject to the complete text of Allegion plc’s memorandum and articles of association previously filed with the Commission and to the Companies Act 2014 of Ireland (as amended) (the “Irish Companies Act”). The Irish Companies Act can be accessed online for free at http://www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 76 110 6834 or by e-mailing publications@opw.ie. We encourage you to read those laws and documents carefully.

There were 90,732,297 ordinary shares of Allegion plc outstanding as of February 11, 2021. There are no preferred shares outstanding.

Capital Structure

Authorized Share Capital. The authorized share capital of Allegion plc is €40,000 and $4,010,000, divided into 40,000 ordinary shares with a nominal value of €1.00 per share, 400,000,000 ordinary shares with a nominal value of $0.01 per share and 10,000,000 preferred shares with a nominal value of $0.001 per share.

Allegion plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association and subject to the maximum authorized by shareholders from time to time.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The articles of association authorize the board of directors of Allegion plc to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of the amended and restated articles of association. The current authorization will expire on June 3, 2021 and at Allegion plc’s 2021 annual general meeting its shareholders will vote on a proposal to authorize the board of directors to issue up to 33% of Allegion plc’s issued ordinary share capital for a period expiring 18 months after June 3, 2021 or at Allegion plc’s next annual general meeting, whichever is earlier, unless previously renewed, varied or revoked. Allegion plc expects to propose the renewal of this authorization at its annual general meetings in subsequent years, which is the customary practice for listed Irish companies.

The authorized share capital may be increased or reduced by way of an ordinary resolution of Allegion plc’s shareholders but not below the number of shares then outstanding. The shares comprising the authorized share capital of Allegion plc may be divided into shares of such nominal value as the resolution prescribes.

The rights and restrictions to which the ordinary shares are subject are prescribed in Allegion plc’s articles of association. The articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Allegion plc. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as the directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at Allegion plc’s option, and may be convertible into or exchangeable for shares of any other class or classes of Allegion plc, depending on the terms of such preferred shares.

Irish law does not recognize fractional shares held of record; accordingly, Allegion plc’s articles of association do not provide for the issuance of fractional shares of Allegion plc, and the official Irish share register of Allegion plc will not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of Allegion plc’s shareholders where shares in Allegion plc are to be issued for cash. However, Allegion plc has disapplied these pre-emption rights in its articles of association as permitted under Irish company law. Irish law provides that this disapplication expires after five years unless renewed by a special resolution of the shareholders and the current authorization will expire on June 3, 2021. At Allegion plc’s 2021 annual general meeting, Allegion plc’s shareholders will vote on a proposal to authorize the board of directors to issue up to 5% of its issued share capital for which no pre-emption rights would apply for a period expiring 18 months after June 3, 2021 or at Allegion plc’s next annual general meeting, whichever is earlier, unless previously renewed, varied or revoked. Allegion plc expects to propose the renewal of this authorization at its annual general meetings in subsequent years, which is the customary practice in Ireland for listed companies that elect to disapply statutory pre-emption rights. A special resolution requires not less than 75% of the votes cast by shareholders at a general meeting. If the disapplication is not renewed, shares issued for cash must be offered to pre-existing shareholders pro-rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in income and capital distributions).

The articles of association of Allegion plc provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Allegion plc is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Under Irish law, the board of directors may issue shares upon exercise of validly issued warrants or options without shareholder approval or authorization.

Allegion plc is subject to the rules of the NYSE that require shareholder approval of certain equity compensation plans.

Dividends

Holders of ordinary shares at the record date will rank pari passu for dividends paid on the ordinary shares. Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Allegion plc less accumulated realized losses. In addition, no distribution or dividend may be made unless Allegion plc’s net assets are equal to, or in excess of, the aggregate of its share capital which has been paid up or which is payable in the future plus undistributable reserves and the distribution does not reduce Allegion plc’s net assets below such aggregate. Undistributable reserves include a company’s undenominated capital and the amount by which Allegion plc’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Allegion plc’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Allegion plc has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of Allegion plc. The “relevant financial statements” will be either the last set of Allegion plc’s unconsolidated annual audited financial statements or unaudited interim financial statements prepared in accordance with the Irish Companies Act and Generally Accepted Accounting Principles in Ireland, which give a “true and fair view” of Allegion plc’s unconsolidated financial position. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland). The most recent relevant financial statements of Allegion plc that have been filed with the Companies Registration Office, being its financial statements for the financial year ended December 31, 2019, show distributable reserves of approximately $4,143.2 million as of December 31, 2019.

The mechanism as to who declares a dividend and when a dividend becomes payable is governed by the articles of association of Allegion plc. Allegion plc’s articles of association authorize the directors to declare such dividends as appear justified from the profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends declared by directors or shareholders may be paid in the form of assets, shares or cash.

The directors may deduct from any dividend payable to any shareholder all sums of money (if any) payable by such shareholder to Allegion plc in relation to the shares of Allegion plc.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by Allegion plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations—Irish Tax Considerations” below.

Share Repurchases and Redemptions

Overview

Article 3(d) of Allegion plc’s articles of association provide that any ordinary share that Allegion plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Allegion plc will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Allegion plc.” If the articles of association of Allegion plc did not contain this provision, repurchases by Allegion plc would be subject to many of the same rules that apply to purchases of Allegion plc shares by subsidiaries described below under “—Purchases by Subsidiaries of Allegion plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Allegion plc, we are referring to the redemption of ordinary shares by Allegion plc pursuant to its articles of association or the purchase of ordinary shares of Allegion plc by one of its subsidiaries, in each case in accordance with Allegion plc’s articles of association and Irish company law as described below.

Repurchases and Redemptions by Allegion plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. Irish law also provides that Allegion plc cannot redeem any of its shares if as a result of such redemption, the nominal value of its issued share capital which is not redeemable would be less than 10% of the nominal value of its total issued share capital. Shareholder approval will not be required to redeem Allegion plc ordinary shares pursuant to the articles of association.

The board of directors of Allegion plc will also be entitled to issue preferred shares which may be redeemed at either Allegion plc’s option or the option of the shareholder, depending on the terms of such preferred shares. For additional information on redeemable shares, see “—Capital Structure” above.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Allegion plc at any time must not exceed 10% of the nominal value of the issued share capital of Allegion plc. While Allegion plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Allegion plc or re-issued subject to certain conditions.

Purchases by Subsidiaries of Allegion plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Allegion plc either on-market or off-market. A general authority of the shareholders of Allegion plc is required to allow a subsidiary of Allegion plc to make on-market purchases of Allegion plc shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase of Allegion plc shares by a subsidiary of Allegion plc is required. If we choose to repurchase shares through a subsidiary, we will seek such general authority, which would expire no later than 5 years after the date on which it was granted. In order for a subsidiary of Allegion plc to make an on-market purchase of Allegion plc shares, such shares must be purchased on a market that has been recognized for the purposes of section 1072 of the Irish Companies Act. The NYSE, on which shares of Allegion plc are listed, has been recognized for this purpose by Irish company law. For an off-market purchase by a subsidiary of Allegion plc, the proposed purchase contract must be authorized by special resolution of the shareholders of Allegion plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, from the date of the notice of general meeting at which the resolution is to be proposed, the purchase contract must be furnished to shareholders of Allegion plc on request or made available for inspection by shareholders at the registered office of Allegion plc and at the general meeting of shareholders itself.

The number of shares held by the subsidiaries of Allegion plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the company capital of Allegion plc. While a subsidiary holds shares of Allegion plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Allegion plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of Allegion plc has authorized a program to repurchase up to $800 million of its ordinary shares. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management. The repurchase program does not have a prescribed expiration date. As of December 31, 2020, Allegion plc had approximately $614 million available under this repurchase program.

As noted above, because repurchases of Allegion plc shares by Allegion plc will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, shareholder approval for such repurchases will not be required.

Bonus Shares

Under Allegion plc’s articles of association, the board of directors may resolve to capitalize any amount credited to any of Allegion plc’s reserve accounts or profit and loss account which is not available for distribution through the issuance of fully paid-up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Allegion plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Allegion plc may, by ordinary resolution, reduce its authorized share capital in any way. Allegion plc also may, by special resolution and subject to confirmation by the High Court of Ireland, reduce or cancel its company capital (which includes share premium) in any way. Under Irish law, distributable reserves, discussed above in “—Dividends”, can be created by way of a reduction of company capital, including a reduction of undenominated capital (which includes share premium).

General Meetings of Shareholders

Allegion plc is required to hold an annual general meeting at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year following the first annual general meeting. Any annual general meeting may be held outside Ireland if Allegion plc makes arrangements to ensure that shareholders can participate in any such meeting by technological means without leaving Ireland. Because of the fifteen-month requirement described in this paragraph, Allegion plc’s articles of association include a provision reflecting this requirement of Irish law. At any general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board, or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings of Allegion plc may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on the requisition of one or more shareholders holding not less than 10% of the paid-up share capital of Allegion plc carrying voting rights, (iv) on requisition of Allegion plc’s auditors upon their resignation, or (v) in certain limited circumstances, the High Court of Ireland. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all of the shareholders of Allegion plc and to its auditors. The articles of association of Allegion plc provide that the maximum notice period is 60 days. Under Irish law, the minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of Allegion plc’s auditors and all of the shareholders of Allegion plc entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, Allegion plc’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened on the requisition of one or more shareholders of Allegion plc, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the statutory financial statements and the reports of the auditors and directors thereon, the review by the shareholders of the company’s affairs, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

If the directors become aware that the net assets of Allegion plc are half or less of the amount of Allegion plc’s share capital that has been paid up or which is payable in the future, the board of directors must convene an extraordinary general meeting of shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

Where a vote is to be taken at a general meeting, every shareholder has one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Allegion plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in the manner prescribed by Allegion plc’s articles of association and the Irish Companies Act. The articles of association of Allegion plc authorize the board of directors to permit the appointment of proxies by the shareholders to be notified to Allegion plc electronically.

In accordance with the articles of association of Allegion plc, the directors of Allegion plc may from time to time cause Allegion plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares and shares of Allegion plc held by its subsidiaries will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of shareholders present in person or by proxy at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes cast of shareholders present in person or by proxy at a general meeting. Examples of matters requiring special resolutions include:

•	amending the objects of Allegion plc (i.e., main purposes);

•	amending the memorandum of association and articles of association of Allegion plc;

•	approving the name change of Allegion plc;

•

authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or a person who is deemed to be “connected” to a director for the purposes of the Irish Companies Act;

•	disapplication of pre-emption rights on the issuance of new shares;

•	re-registration of Allegion plc from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•	purchasing Allegion plc shares off-market;

•	the reduction of company capital;

•	resolving that Allegion plc be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes;

•	setting the re-issue price of treasury shares; and

•	mergers with companies incorporated in Ireland or the European Economic Area (EEA) (each as described below).

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of Allegion plc shares are addressed in the articles of association of Allegion plc, as well as the Irish Companies Act. Any variation of class rights attaching to Allegion plc issued shares must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of Allegion plc shares entitling them to exercise a majority of the voting power constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in Allegion plc’s articles of association. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Requirements for Advance Notification of Director Nominations and Proposals of Shareholders

Irish law and Allegion plc’s articles of association establish advance notice procedures with respect to shareholder proposals (including nomination of candidates for election as directors other than nominations made by or at the direction of Allegion plc’s board of directors or a committee of its board of directors).

Unanimous Shareholder Consent to Action Without Meeting

The Irish Companies Act provides that shareholders of Allegion plc may approve an ordinary or special resolution of shareholders without a meeting only if (a) all shareholders sign the written resolution, and (b) Allegion plc’s articles of association do not prevent written resolutions of shareholders. Allegion plc’s articles of association permit unanimous written resolutions of shareholders.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association; (2) inspect and obtain copies of the minutes of general meetings and resolutions of Allegion plc; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Allegion plc; (4) receive copies of statutory financial statements and the directors’ and auditors’ reports thereon which have previously been sent to shareholders prior to an annual general meeting of Allegion plc; and (5) receive balance sheets of a subsidiary of Allegion plc that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Allegion plc’s auditors also have the right to inspect all accounting records of Allegion plc. The auditors’ report must be circulated to the shareholders twenty-one days before the annual general meeting, along with Allegion plc’s financial statements prepared in accordance with the Irish Companies Act, and must be laid before the shareholders at the annual general meeting.

Acquisitions and Appraisal Rights

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the High Court of Ireland and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)

through a tender offer by a third party for all of the shares of Allegion plc. Where the holders of 80% or more of Allegion plc’s shares have accepted an offer by a bidder for their shares, the remaining shareholders may be statutorily required to also transfer their shares to such bidder. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If Allegion plc shares were listed on the official list of the Irish Stock Exchange or another regulated stock exchange in the European Economic Area (EEA), this threshold would be increased to 90%; and

(c)

through a merger with an Irish incorporated company under the Irish Companies Act or with an EEA incorporated company under Directive (EU) 2017/1132. In most circumstances, such mergers must be approved by a special resolution.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Allegion plc’s articles of association provide that the affirmative vote of a majority of the votes cast by members at a general meeting in person or by proxy is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. However, under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, of Ireland governing the merger of an Irish public company limited by shares, such as Allegion plc, and a company incorporated in another member state of the EEA, a shareholder (a) of the non-surviving company who voted against the special resolution approving the merger, or (b) of a non-surviving company in which 90% of the shares is held by the company that is the other party to the merger, has the right to request that the surviving company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Under the Irish Companies Act, which governs the merger of Irish companies limited by shares, a shareholder of either of the merging companies who voted against the special resolution approving the merger, or any shareholder, other than the successor company, where the successor company held 90% or more of the voting shares in the transferor company, may, not later than 15 days after the shareholder meeting of the relevant merging company at which the merger was approved, request in writing that the successor company acquire his, her or its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, subject to certain limited exceptions, a shareholder must notify Allegion plc (but not the public at large) if as a result of a transaction, the shareholder will be interested in 3% or more of any class of Allegion plc shares carrying voting rights; or if as a result of a transaction, a shareholder who was interested in more than 3% of any class of Allegion plc shares carrying voting rights ceases to be so interested. Where a shareholder is interested in more than 3% of any class of Allegion plc shares carrying voting rights, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must also notify Allegion plc (but not the public at large). The relevant percentage figure is calculated by reference to the aggregate nominal value of the class of shares in which the shareholder is interested as a proportion of the entire nominal value of the issued shares of that class. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures must be notified to Allegion plc within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of Allegion plc shares concerned, held by such person, will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Allegion plc, under the Irish Companies Act, may by notice in writing require a person whom it knows or has reasonable cause to believe to be or, at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Allegion plc relevant share capital: (a) to indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in any class of Allegion plc shares carrying voting rights, to give such further information as may be required by Allegion plc, including particulars of such person’s own past or present interests in such class of Allegion plc shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Allegion plc on a person who is or was interested in any class of Allegion plc shares carrying voting rights and that person fails to give Allegion plc any information required within the reasonable time specified, Allegion plc may apply to the court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, is void;

(b)	no voting rights are exercisable in respect of those shares;

(c)	no further shares may be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment may be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where Allegion plc shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares will cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Allegion plc’s articles of association provide that the affirmative vote of the holders of two-thirds of the shares then in issue of all classes of shares entitled to vote, considered for purposes of this provision as one class, is required for Allegion plc to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of Allegion plc’s subsidiaries with Allegion plc or with another of its subsidiaries if (1) the relevant provisions of Allegion plc’s articles of association will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation; and (2) the holders of greater than 50% of the voting power of Allegion plc or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

Allegion plc’s articles of association provide that “business combination” means:

•

any amalgamation, merger or consolidation of Allegion plc or one of its subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•

any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of Allegion plc’s assets or one of its subsidiaries; and

•

any issuance or transfer of our shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Share Issuances

Subject to the Irish Takeover Rules described below, the board of directors has the power to cause Allegion plc to issue any of our authorized and unissued shares on such terms and conditions as the board of directors may determine (as described under “—Capital Structure” above) and any such action must be taken in Allegion plc’s best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Allegion plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles. The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer;

•

the board of directors of a company must act in the interests of the company as a whole and must not deny shareholders the opportunity to decide on the merits of an offer. If the board of directors of the target company advises the holders of securities as regards the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets (i.e., a market based on erroneous, imperfect or unequally disclosed information) in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can pay in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of directors of the target company must divert its attention to resist the offer; and

•

acquisitions of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and subject to adequate and timely disclosure. Specifically, the acquisition of 10% or more of the issued voting shares within a seven day period that would take a shareholders’ holding to or above 15% of the issued voting shares (but less than 30%) is prohibited, subject to certain exemptions.

Mandatory Bid. If an acquisition of shares or other securities were to increase the aggregate holding/entitlement of an acquirer and its concert parties to 30% or more of the voting rights of Allegion plc, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares or other securities by a person holding (together with its concert parties) shares or other securities carrying between 30% and 50% of the voting rights of Allegion plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding or entitled to more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements. A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties has acquired Allegion plc shares within the period of three months prior to the commencement of the voluntary offer, the offer price must be not less than the highest price paid for that class of Allegion plc shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired (i) more than 10% of a class of Allegion plc shares during the period of 12 months prior to the commencement of the voluntary offer period, or (ii) Allegion plc shares the subject of the voluntary offer, at any time after the commencement of the voluntary offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per share of the same class of Allegion plc shares must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the voluntary offer and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total shares of a class of Allegion plc shares in the 12 month period prior to the commencement of the voluntary offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

A voluntary offer period will generally commence on the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules. The Irish Takeover Rules also contain rules governing substantial acquisitions of shares that restrict the speed at which a person may increase his or her holding of voting shares and rights over voting shares to an aggregate of between 15% and 30% of the voting rights of Allegion plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Allegion plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such acquisitions.

Frustrating Action. Under the Irish Takeover Rules, Allegion plc’s board of directors is not permitted to take any action that might frustrate an offer for Allegion plc shares once the board of directors has received an approach that may lead to an offer, or has reason to believe an offer is imminent, except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business, or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer. Exceptions to this prohibition are available:

(a)	where the action is approved by the offeree at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	such action is in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, see above at “—Pre-emption Rights, Share Warrants and Share Options,” “—Disclosure of Interests in Shares,” “—Requirements for Advance Notification of Director Nominations and Proposals of Shareholders” and “—Unanimous Shareholder Consent to Action Without Meeting,” in addition to “—Election of Directors” and “—Vacancies on Board of Directors” below.

Corporate Governance

The articles of association of Allegion plc delegate the day-to-day management of Allegion plc to the board of directors. The board of directors may then delegate management to committees of the board of directors, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of Allegion plc’s affairs. Allegion plc currently has an Audit and Finance Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Allegion plc has also adopted Corporate Governance Guidelines that provide the corporate governance framework for Allegion plc.

Election of Directors

The Irish Companies Act provides for a minimum of two directors for public limited companies, such as Allegion plc. Allegion plc’s articles of association provide for a minimum of two directors and a maximum of fifteen directors with the exact number of directors determined from time to time solely by the board of directors. The shareholders of Allegion plc may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution amending the articles of association.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders in uncontested elections and by the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy in contested elections (a meeting where the number of director nominees exceeds the number of directors to be elected). In uncontested elections, any nominee for director who receives a majority of the votes cast is elected to the board of directors. In uncontested elections, the nominees receiving the most votes for the available seats are elected to the board of directors.

Director Nominations by Shareholders

Allegion plc’s articles of association contain advance notice requirements for shareholders to make director nominations at annual general meetings. Under Allegion plc’s articles of association, a shareholder must deliver to Allegion plc’s secretary a notice of such shareholder’s intent to make such nomination not later than 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual general meeting, not later than the close of business on the seventh day following the date on which notice of the annual general meeting is given to the shareholders of Allegion plc.

Each notice must contain certain information, including (i) the name and address of the shareholder who intends to make a nomination and of the person or persons to be nominated for election, (ii) a representation that the shareholder is a holder of record of shares of Allegion plc and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee, (iv) such other information regarding each nominee proposed as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated for election as a director by the board of directors, and (v) the consent of each nominee to serve as a director if so elected.

Vacancies on the Board of Directors

Allegion plc’s articles of association provide that the directors have the authority to appoint one or more directors to the board of directors, subject to the maximum number of directors allowed for in the articles of association. A vacancy caused by the removal of a director may be filled at the meeting at which the director is removed by resolution of shareholders. If not, it may be filled by the board of directors.

Any director so appointed will hold office until the next annual general meeting. During any vacancy on the board of directors, the remaining directors will have full power to act as the board of directors.

Removal of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. Accordingly, shareholders of Allegion plc may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract), which the director may have against Allegion plc in respect of his or her removal.

Duration; Dissolution; Rights upon Liquidation

Allegion plc’s corporate existence has unlimited duration. Allegion plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, a special resolution of the shareholders is required (i.e., 75% of the votes cast, in person or by proxy, at a general meeting of shareholders). Allegion plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Allegion plc has failed to file certain returns. The Director of Corporate Enforcement in Ireland may also seek to have Allegion plc wound-up where the affairs of Allegion plc have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that Allegion plc should be wound-up.

The rights of the shareholders to a return of Allegion plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Allegion plc’s articles of association or the terms of any preferred shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Allegion plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Allegion plc’s articles of association provide that the ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of Allegion plc will not have the right to require Allegion plc to issue certificates for their shares. Allegion plc will only issue uncertificated ordinary shares.

Stock Exchange Listing

The Allegion plc ordinary shares are listed on the NYSE under the symbol “ALLE.”

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All of our issued ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares

Allegion plc’s official share register will be maintained by its transfer agent or the transfer agent’s affiliates. Registration in this share register will be determinative of membership in Allegion plc. A shareholder of Allegion plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (e.g., Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Allegion plc’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Allegion plc’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Allegion plc’s official Irish share register.

Allegion plc currently intends to pay (or cause one of its affiliates to pay) stamp duty, if any, in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who will hold the acquired shares beneficially or directly or by a seller who holds shares beneficially to a buyer who will hold the acquired shares directly. In other cases, Allegion plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. Allegion plc’s articles of association provide that, in the event of any such payment, it (i) may seek reimbursement from the transferor or transferee (at Allegion plc’s discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at Allegion plc’s discretion), and (iii) will have a lien against shares of Allegion plc on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Allegion plc shares has been paid unless one or both of such parties is otherwise notified by Allegion plc.

Allegion plc’s articles of association delegate to the secretary, an assistant secretary and any other persons nominated by the secretary or assistant secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Allegion plc shares occurring through normal electronic systems, Allegion plc intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Allegion plc notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with such transfer and that it will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Allegion plc for this purpose) or request that Allegion plc execute an instrument of transfer on behalf of the transferring party in a form determined by Allegion plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Allegion plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Allegion plc’s official Irish share register (subject to the matters described below).

Under Irish law, the directors may decline to recognize any instrument of transfer unless (i) it is accompanied by such evidence as the directors may reasonably require to show the right of the transferor to make the transfer; (ii) it is in respect of one class of share only; and (iii) a fee of €10 or such lesser sum as the directors may from time to time require, is paid to the company. The articles of association of Allegion plc also provide that the board of directors may decline to register or recognize any instrument of transfer and if the directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with Allegion plc, send the transferee notice of the refusal.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding a total of 30 days in each year, as the directors may from time to time determine.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Allegion plc is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

General

We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange, as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares; or

•

the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary and the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of ordinary shares or preferred shares at a future date or dates. The price per share of ordinary share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing the holder’s obligations to purchase the ordinary shares or preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the law of the State of New York.

MATERIAL TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following is a summary of the material United States federal income tax consequences, as of the date of this document, of the ownership and disposition of our debt securities, ordinary shares, preferred shares, depositary shares or warrants by beneficial owners who are initial purchasers that hold the debt securities, shares or warrants as capital assets within the meaning of Section 1221 of the Code. Except where otherwise noted, this summary only addresses United States federal income tax consequences to holders that are “United States holders.” For purposes of this summary, you are a “United States holder” if you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Department of Treasury regulations (“Treasury regulations”) to be treated as a United States person.

For purposes of this summary, you are a “non-United States holder” if you are neither a United States holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This summary is based on current law, which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. A later change in law could alter significantly the tax considerations that we describe in this summary. This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of the Medicare tax on net investment income, or of any state, local or non-United States tax laws or non-income tax (such as gift or estate tax). In addition, it does not present a description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities that has elected to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution;

•	an insurance company;

•	a mutual fund;

•	a pension plan;

•	a tax-exempt organization (including a private foundation);

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person liable for alternative minimum tax;

•	a person holding debt securities, common shares, preferred shares, depositary shares or warrants as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a person owning, actually or constructively, 10% or more of our shares (by vote or value) or 10% or more of the shares (by vote or value) of any of our non-United States subsidiaries;

•	a United States holder whose “functional currency” is not the United States dollar;

•	a United States expatriate;

•	investors subject to the U.S. “inversion” rules;

•

a person required to accelerate the recognition of any item of gross income with respect to debt securities, common shares, preferred shares, depositary shares or warrants as a result of such income being recognized on an applicable financial statement;

•	a regulated investment company; or

•	a real estate investment trust.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our debt securities, ordinary shares, preferred shares, depositary shares or warrants, the tax treatment of a partner or member will generally depend upon the status and activities of the partner or member and the activities of the partnership. If you are a partner or member of a partnership holding our debt securities, ordinary shares, preferred shares, depositary shares or warrants, you should consult your tax advisor.

You should consult your own tax advisor concerning the particular United States federal income tax consequences to you of the ownership and disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Consequences to United States Holders

Debt Securities

The discussion below assumes that all debt securities issued hereunder will be classified as debt for United States federal income tax purposes, and holders should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. This summary is not intended to include all of the possible types of debt securities that we may issue under this prospectus, including, for example, short-term debt securities, foreign currency debt securities, extendible, reset or renewable debt securities, securities providing for contingent payments, or debt securities that are convertible or exchangeable into our shares. We will describe any additional United States federal income tax consequences resulting from a specific issuance of debt securities in the applicable prospectus supplement.

Payment of Interest

Except as provided below, stated interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. In addition to stated interest on a debt security (which includes any Irish tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Irish tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Such stated interest (including any additional amounts) and any OID (as defined below) on debt securities issued by Allegion plc will generally be treated as foreign source income and generally will be considered passive category income for foreign tax credit purposes. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to a debt security where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

If you own debt securities issued with original issue discount, which we refer to as “OID” (such debt securities, “discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we expect that a particular debt security will be a discount debt security.

A debt security generally will be issued with OID, if the difference between its issue price and its “stated redemption price at maturity” is more than a de minimis amount. De minimis is defined as 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The stated redemption price at maturity of a debt security is the sum of all payments provided by the debt security other than “qualified stated interest” payments. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or at certain variable rates.

We will give you notice in the applicable prospectus supplement when we expect that a particular debt security will bear interest that is not qualified stated interest.

Discount debt securities containing provisions permitting them to be redeemed prior to their stated maturity at our option may be subject to rules that differ from the general OID rules discussed herein. If you are considering the purchase of discount debt securities with those features, you should carefully examine the section entitled “—Debt Securities Subject to Early Redemption” below and the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial holder of a discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period.

Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

Debt Securities Subject to Early Redemption

Debt securities subject to optional redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note (which may affect whether the debt securities are treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem debt securities if the exercise of the option would reduce the yield on the debt securities. If such an option is not in fact exercised, the debt securities will be treated, solely for purposes of calculating OID and the timing of any such OID, as if it were redeemed and new debt securities were issued on the presumed exercise date for an amount equal to the debt securities’ “adjusted issue price” on such date.

Under the applicable Treasury regulations, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount (plus accrued interest, if any) prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with OID. If a debt security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that debt securities that are deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID.

It is unclear whether these rules apply to floating rate debt securities. Prospective holders of floating rate debt securities subject to early redemption should consult their tax advisors regarding the determination of whether the debt securities are issued with OID and the timing of the accrual of any such OID for U.S. federal income tax purposes.

Floating Rate Debt Securities

We may issue debt securities bearing interest at a floating rate (“floating rate debt securities”). If a floating rate debt security provides for stated interest at a floating rate that is either a single qualified floating rate or a single objective rate throughout the term and otherwise qualifies as a “variable rate debt instrument” under the Treasury regulations as described below, and if the interest on a floating rate debt security is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then the stated interest on the floating rate debt security will constitute qualified stated interest and will be taxed according to the holder’s regular method of tax accounting. A floating rate debt security will qualify as a “variable rate debt instrument” if:

•	its issue price does not exceed the total noncontingent principal payments due under the floating rate debt security by more than a specified de minimis amount; and

•	it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more “qualified floating rates”;

•	a single fixed rate and one or more “qualifying floating rates”;

•	a single “objective rate”; or

•	a single fixed rate and a “single objective rate” that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument (e.g., two or more qualified floating rates with values within 0.25% of each other as determined on the issue date for the debt instrument) will be treated as a single qualified floating rate.

Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such cap or floor is fixed throughout the term of the debt instrument. An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a debt instrument provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date for the debt instrument is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

Special rules apply if a floating rate debt security provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and qualifies as a “variable rate debt instrument” and is originally issued at a discount (i.e., at a price below the floating rate debt security’s stated principal amount) in excess of a specified de minimis amount. In addition, if a floating rate debt security does not qualify as a “variable rate debt instrument,” then the floating rate debt security would be treated as a contingent payment debt obligation. The United States federal income tax treatment of floating rate debt securities that are issued with original issue discount or that are treated as contingent payment debt obligations may be more fully described in the applicable pricing supplement.

Sale, Exchange and Retirement of Debt Securities

Your adjusted tax basis in a debt security will, in general, be your cost for that debt security, increased by OID or market discount that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for United States federal income tax purposes), and the adjusted tax basis of the debt security. Except as described above with respect to market discount, that gain or loss will be capital gain or loss. With respect to debt securities issued by Allegion plc, that gain or loss will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

Common Shares, Preferred Shares and Depositary Shares

The consequences of the purchase, ownership or disposition of our shares depend on a number of factors including:

•	the term of the shares;

•	any put or call or redemption provisions with respect to the shares;

•	any conversion or exchange features with respect to the shares; and

•	the price at which the shares are sold.

You should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of our shares.

In general, for United States federal income tax purposes, United States holders of depositary shares will be treated as the owners of the underlying preferred shares that are represented by such depositary shares. Deposits or withdrawals of preferred shares by United States holders for depositary shares will not be subject to United States federal income tax.

Taxation of Dividends

The gross amount of distributions you receive on your ordinary shares, preferred shares or depositary shares (including any amounts withheld to reflect Irish withholding tax), will generally be treated as dividend income to you if the distributions are made from Allegion plc’s current or accumulated earnings and profits, calculated according to United States federal income tax principles. Such income (including withheld taxes) will be includible in your gross income as ordinary income on the day you actually or constructively receive it. You will not be entitled to claim a dividends received deduction with respect to distributions you receive from Allegion plc.

With respect to non-corporate United States investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and Allegion plc believes it is eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that Allegion plc’s ordinary shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that Allegion plc’s preferred shares or depositary shares will be considered readily tradable on an established securities market in the United States or that Allegion plc’s ordinary shares will be so considered in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), will not be eligible for the reduced rates of taxation regardless of Allegion plc’s status as a qualified foreign corporation. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Irish withholding taxes on dividends may be treated as foreign taxes eligible for credit against a United States holder’s United States federal income tax liability. As discussed further below, for purposes of calculating the foreign tax credit, only a portion of the distributions paid on Allegion plc’s ordinary shares, preferred shares or depositary shares that are treated as dividends for United States federal income tax purposes are expected to be treated as income from sources outside the United States. Consequently, if any Irish withholding tax is imposed on a dividend, a United States holder would generally not be able to use the foreign tax credit with respect to the full amount of the tax unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. Any dividends would generally constitute passive category income for foreign tax credit purposes. Further, in certain circumstances, if a United States holder:

•	has held Allegion plc’s ordinary shares, preferred shares or depositary shares for less than a specified minimum period during which such holder is not protected from risk of loss, or

•	is obligated to make payments related to the dividends,

such United States holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on such shares. The rules governing the foreign tax credit are complex. United States holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds Allegion plc’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted basis in the ordinary shares, preferred shares or depositary shares, thereby increasing the amount of gain, or decreasing the amount of loss, you will recognize on a subsequent disposition of the shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of Allegion plc’s current and accumulated earnings and profits would generally not give rise to foreign source income and a United States holder would generally not be able to use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

If, for United States federal income tax purposes, Allegion plc is classified as a “United States-owned foreign corporation,” distributions made to you with respect to your ordinary shares, preferred shares or depositary shares that are taxable as dividends generally will be treated for United States foreign tax credit purposes as (1) foreign source income and (2) United States source income, in proportion to Allegion plc’s earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, Allegion plc will be treated as a United States-owned foreign corporation so long as shares representing 50% or more of the voting power or value of Allegion plc’s shares are owned, directly or indirectly, by United States persons, and it is Allegion plc’s belief that as of the date of this prospectus, United States persons own 50% or more of the voting power and value of Allegion plc’s ordinary shares. Thus, it is anticipated that only a portion of the dividends received by a United States holder will be treated as foreign source income for purposes of calculating such holder’s foreign tax credit limitation.

Preferred Shares Redemption Premium

Under Section 305(c) of the Code and the applicable regulations thereunder, if in certain circumstances the redemption price of the preferred shares exceeds the issue price by more than a de minimis amount, the difference—which we refer to as “redemption premium”—will be taxable as a constructive distribution to you over time of additional preferred shares. These constructive distributions would be treated first as a dividend to the extent of Allegion plc’s current and accumulated earnings and profits and otherwise would be subject to the treatment described above for distributions not paid out of current and accumulated earnings and profits. If the preferred shares provide for optional rights of redemption by Allegion plc at prices in excess of the issue price, you could be required to recognize such excess if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable regulations provide a “safe harbor” under which a right to redeem will not be treated as more likely than not to occur if (1) you are not related to Allegion plc within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel Allegion plc to redeem the shares and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. Regardless of whether the optional redemptions are more likely than not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount or is in the nature of a penalty for premature redemption. You should also consult the applicable prospectus supplement for information regarding any additional consequences under Section 305(c) in light of the particular terms of an issuance of preferred shares.

Disposition of the Ordinary Shares, Preferred Shares or Depositary Shares

Subject to the redemption rules discussed below, when you sell or otherwise dispose of your ordinary shares, preferred shares or depositary shares you will recognize capital gain or loss in an amount equal to the difference between the amount you realize for the shares and your adjusted tax basis in them. In general, your adjusted tax basis in the ordinary shares will be your cost of obtaining the shares reduced by any previous distributions that are not characterized as dividends. In general, your adjusted tax basis in the preferred shares or depositary shares will be your cost of obtaining those shares increased by any redemption premium previously included in income by you and reduced by any previous distributions that are not characterized as dividends. For foreign tax credit limitation purposes, such gain or loss will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of an ordinary share, preferred share or depositary share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. If you are an individual, and the shares being sold or otherwise disposed of have been held for more than one year, your gain recognized will be eligible for reduced rates of taxation. Your ability to deduct capital losses is subject to limitations. A redemption of our ordinary shares, preferred shares or depositary shares may be treated, depending upon the circumstances, as a sale or a dividend. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

Passive Foreign Investment Company

Allegion plc does not believe that it is, for United States federal tax purposes, a passive foreign investment company (a “PFIC”), and expects to continue its operations in such a manner that it will not become a PFIC. If, however, Allegion plc is or becomes a PFIC, you could be subject to additional federal income taxes on gain recognized with respect to the ordinary shares, preferred shares or depositary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred by you under the PFIC rules. Non-corporate United States holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

You should consult your own tax advisors concerning the United States federal income tax consequences of holding Allegion plc’s ordinary shares, preferred shares, depositary shares or warrants if Allegion plc is considered a PFIC in any taxable year, including the advisability and availability of making certain elections that may alleviate the tax consequences referred to above.

Information Reporting and Backup Withholding

In general, unless you are an exempt recipient such as a corporation, information reporting will apply to dividends in respect of the ordinary shares, preferred shares or depositary shares or the proceeds received on the sale, exchange, or redemption of the ordinary shares, preferred shares, depositary shares or warrants paid to you within the United States and, in some cases, outside of the United States. Additionally, if you fail to provide your taxpayer identification number, or fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding with respect to such payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

Warrants

You will generally not recognize any gain or loss upon the exercise of warrants to purchase Allegion plc’s ordinary shares or preferred shares except with respect to cash received in lieu of a fractional ordinary share or preferred share. You will have an initial tax basis in the ordinary shares or preferred shares received on exercise of the warrants equal to the sum of your tax basis in the warrants and the aggregate cash exercise price paid in respect of such exercise less any basis attributable to the receipt of fractional shares. Your holding period in the ordinary shares or preferred shares received on exercise of the warrants will commence on the date after the warrants are exercised.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrant. Such loss will be a long-term capital loss if the warrant has been held for more than one year. Upon the sale or exchange of a warrant, you will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and your tax basis in such warrant. Any capital gain or loss you recognize in connection with the lapse, sale or exchange of a warrant will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a sale or exchange of a warrant unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Under Section 305 of the Code, you may be deemed to have received a constructive distribution from Allegion plc, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or the failure to make certain adjustments, to the number of ordinary shares or preferred shares to be issued upon exercise of a warrant.

If a decision is made to issue warrants exercisable into securities other than Allegion plc’s ordinary shares or preferred shares or that provide for a cashless exercise, we will discuss the relevant income tax consequences in the applicable prospectus supplement. We urge you to consult your own tax advisor with respect to the U.S. federal income tax consequences of the warrants in light of your particular circumstances.

Share Purchase Contracts and Share Purchase Units

If we decide to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement. We urge you to consult your own tax advisor with respect to the U.S. federal income tax consequences of the purchase contracts or share purchase units in light of your particular circumstances.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a United States holder as described below under the heading “Irish Tax Considerations” will not be creditable against United States federal income taxes, although a United States holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. United States holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income and federal withholding tax consequences that will apply to you if you are a non-United States holder of our debt securities, common shares, preferred shares, depositary shares or warrants.

United States Federal Withholding Tax

Subject to the discussions below concerning backup withholding and FATCA, under the “portfolio interest” rule, United States federal withholding tax will not apply to any payment of interest (which for purposes of this discussion of non-United States holders includes OID) on a debt security that is issued by ALLE Holdings and is in registered form, provided that:

•	interest paid on the debt security is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a debt security is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person or (b) you hold your debt securities through certain financial intermediaries and satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements of the “portfolio interest” rule described above, payments of interest on such a debt security made to you will be subject to a 30% United States federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt security is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”). Alternative documentation may be applicable in certain situations. The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a debt security.

United States Federal Income Tax

Subject to the discussions of backup withholding and FATCA below, under current United States federal income tax law, interest payments on debt securities, or dividends paid on our shares, that are received by a non-United States holder generally will be exempt from United States federal income tax. However, you may still be subject to United States federal income tax on interest payments or dividends you receive if you are engaged in a trade or business in the United States and interest on the debt securities or dividends on ordinary shares, preferred shares or depositary shares, in each case, are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

Subject to the discussions of backup withholding and FATCA below, you will generally not be subject to United States federal income tax or any gain realized on the disposition of debt securities or ordinary shares, preferred shares, depositary shares or warrants unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

In general, subject to the next sentence, information reporting and backup withholding will not apply to payments of interest or dividends that we make to you, although you may have to comply with certain certification requirements to establish that you are not a United States person. Information reporting will, however, generally apply to interest payments on debt securities issued by ALLE Holdings, regardless of whether you comply with such requirements.

Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at a United States office of a broker generally will not be subject to information reporting or backup withholding if the payor or broker does not have actual knowledge or reason to know that you are a United States person and you comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding provided that such broker is not for United States federal income tax purposes (1) a United States person, (2) a controlled foreign corporation, (3) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (4) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States. If you receive payments of such amounts outside the United States from a foreign office of a broker described in the preceding sentence, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (1) you are the beneficial owner and the broker has documentary evidence in its records that you are not a United States person and certain other conditions are met or (2) you otherwise establish an exemption, and provided that the broker does not have actual knowledge or reason to know that you are a United States person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-United States financial institutions and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on payments (including interest in respect of debt securities and gross proceeds from their sale, exchange or retirement) on a debt security issued by ALLE Holdings paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders.

However, proposed Treasury regulations provide for the elimination of the 30% withholding tax on payments of gross proceeds from the sale, exchange or other disposition of debt instruments. In the preamble to the proposed regulations, the Internal Revenue Service provided that taxpayers may rely upon the proposed Treasury regulations until the issuance of final Treasury regulations. Further, the United States has entered into (and may enter into more) intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in any debt securities issued by ALLE Holdings.

Irish Tax Considerations

The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of debt securities and ordinary shares issued by Allegion plc based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below. It deals with holders who beneficially own their debt securities or ordinary shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding debt securities or ordinary shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their debt securities or ordinary shares by virtue of an office or employment. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the debt securities or ordinary shares should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the debt securities or ordinary shares and the receipt of interest or dividends thereon under the laws of their country of residence, citizenship or domicile.

Taxation Of Holders Of Debt Securities

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 percent), is required to be withheld from payments of Irish source interest which should include interest payable on the debt securities issued by Irish incorporated or Irish tax-resident entities. No such entity will be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a debt security so long as the relevant debt security is a quoted Eurobond, namely a security which is issued by a company (such as Allegion plc), is listed on a recognized stock exchange (such as the New York Stock Exchange) and carries a right to interest. To the extent that any Irish incorporated or Irish tax-resident entities make a payment of interest, the relevant debt securities will be listed on the NYSE or another recognized stock exchange. Provided that the debt securities issued by Irish incorporated or Irish tax-resident entities are interest bearing and are listed on a recognized stock exchange, interest paid on them can be paid free of withholding tax provided:

•	the person by or through whom the payment is made is not in Ireland; or

•	the payment is made by or through a person in Ireland and either:

•	the debt security is held in a clearing system recognized by the Irish Revenue Commissioners (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognized); or

•

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the debt securities continue to be quoted on a recognized stock exchange and are held in a recognized clearing system, interest on the debt securities can be paid by any paying agent acting on behalf of Irish incorporated or Irish tax-resident entities without any withholding or deduction for or on account of Irish income tax. If the debt securities continue to be quoted but cease to be held in a recognized clearing system, interest on the debt securities may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at a rate of 25 percent from interest on any debt security, where such interest is collected or realized by a bank or encashment agent in Ireland on behalf of any holder. There is an exemption from encashment tax where (i) the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.

Income Tax and Levies

Notwithstanding that a holder may receive interest on the debt securities free of withholding tax, the holder may still be liable to pay Irish tax with respect to such interest. Holders resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, social insurance (PRSI) contributions, and the universal social charge in respect of interest they receive on the debt securities.

Interest paid on the debt securities has an Irish source and therefore is within the charge to Irish income tax. In the case of holders who are non-resident individuals such holders may also be liable to pay the universal social charge in respect of interest they receive on the debt securities.

Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

There are a number of exemptions from Irish income tax available to certain non-residents. Firstly, interest payments made by an Irish resident entity in the ordinary course of its business are exempt from income tax provided the recipient is not resident in Ireland and is a company resident in a relevant territory (being a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty (“Relevant Territory”)) which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed. Secondly, interest paid by an Irish tax-resident or Irish incorporated entity free of withholding tax under the quoted Eurobond exemption is exempt from income tax, where the recipient is a person not resident in Ireland and resident in a Relevant Territory. For these purposes, residence is determined under the terms of the relevant double tax treaty or in any other case, the law of the country in which the recipient claims to be resident. Interest falling within either of the above exemptions is also exempt from the universal social charge.

Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the debt securities are held or attributed, may have a liability to Irish corporation tax on the interest.

Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

Interest on the debt securities which does not fall within the above exemptions is within the charge to income tax, and, in the case of holders of the debt securities who are individuals, is subject to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

Capital Gains Tax

A holder of debt securities will not be subject to Irish tax on capital gains on a disposal of debt securities unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a branch or agency in respect of which the debt securities were used or held.

Capital Acquisitions Tax

A gift or inheritance of debt securities will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs will be levied at 33 percent) if either (i) the disposer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disposer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the debt securities are regarded as property situate in Ireland (i.e. if the debt securities are physically located in Ireland or if the register of the debt securities is maintained in Ireland).

Stamp Duty

The issue of debt securities will not give rise to a charge to Irish stamp duty.

The Revenue Commissioners have confirmed in the past that transfers of debt securities effected by means of a transfer of a book-entry interest in the debt securities through the electronic trading system run by DTC in the United States will, as a concession, be treated as being exempt from a charge to Irish stamp duty. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

The transfer of debt securities will not give rise to a charge to stamp duty where the debt securities meet all of the following conditions:

•	they do not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right;

•	they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting right, a share in the profits or a share in the surplus on liquidation;

•	they are not issued for a price which is less than 90 percent of their nominal value; and

•

they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to loan capital.

The transfer of debt securities solely by way of delivery will not give rise to a charge to stamp duty.

Where no exemption applies, the transfer of debt securities will give rise to a charge to Irish stamp duty at the rate of one percent of the higher of the market value or the consideration paid.

Taxation Of Payments Under The Guarantee

Payments in the nature of interest, by any Irish incorporated or Irish tax-resident entity, under the guarantee may be liable to Irish tax. No such entity will be obliged to make any deduction or withholding for or on account of Irish tax provided that (i) the beneficial owner of such payment is, by virtue of the law of a Relevant Territory, resident for the purposes of tax in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed, and (ii) such beneficial owner does not receive any payment under the guarantee in connection with a trade or business which is carried on by such person through a branch or agency in Ireland.

Taxation Of Holders Of Ordinary Shares

Withholding Tax on Dividends

Distributions made by Allegion plc will generally be subject to dividend withholding tax (“DWT”) at a rate of 25 percent unless one of the exemptions described below applies. For DWT purposes, a dividend includes any distribution made by Allegion plc to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Allegion plc is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

In particular, a non-Irish resident shareholder will not be subject to DWT on dividends received from Allegion plc if the shareholder is:

•	an individual shareholder resident for tax purposes in a Relevant Territory, and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory;

•

a corporate shareholder resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75 percent parent) is substantially and regularly traded on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (in the case of shares held beneficially) or to Allegion plc’s transfer agent (in the case of shares held directly).

If any shareholder who is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

In addition to the exemptions described above, certain categories of shareholder will be exempt from DWT provided that they meet the conditions set out below. It is worth noting that Allegion plc has an agreement in place with the Bank of New York Mellon Corporation (“BNY Mellon”) (which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary”) which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement generally provides for certain arrangements relating to cash distributions in respect of those shares of Allegion plc (the “Deposited Securities”) that are held through DTC. The agreement provides that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after Allegion plc delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Allegion plc will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

Shares Held by U.S. Resident Shareholders

Dividends paid on Allegion plc’s shares that are owned by residents of the U.S. and held beneficially will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the U.S.

Dividends paid on Allegion plc’s shares that are owned by residents of the U.S. and held directly will not be subject to DWT provided that the shareholder has provided a valid Irish dividend withholding tax form to Allegion plc’s transfer agent.

If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Relevant Territories Other Than the U.S.

All shareholders who are residents of Relevant Territories other than the U.S. must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT.

If any shareholder who is resident in a Relevant Territory receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Please note that this exemption from DWT does not apply to a Company shareholder (other than a body corporate) that is resident or ordinarily resident in Ireland or to a body corporate that is under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland.

However, it may be possible for such a shareholder to rely on a double tax treaty to limit the applicable DWT.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their Company shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (in the case of shares held beneficially), or to Allegion plc’s transfer agent (in the case of shares held directly).

Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Timing

In all cases, shareholders must ensure that they have provided the appropriate U.S. forms or Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to Allegion plc’s qualifying intermediary) before the record date for the next dividend payment to which they are entitled (in the case of shares held beneficially), or to Allegion plc’s transfer agent at least 7 business days before such record date (in the case of shares held directly). Allegion plc strongly recommends that shareholders complete the appropriate forms and provide them to their brokers or to Allegion plc’s transfer agent, as the case may be, as soon as possible.

Income Tax on Dividends Paid on Allegion plc Shares

Irish income tax can arise in respect of dividends paid by Irish resident companies.

A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability to Irish income tax levies on a dividend from Allegion plc unless he or she holds his or her Company shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder who is not resident or ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional Irish income tax liability unless he or she holds his or her shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by Allegion plc discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue Commissioners.

Irish resident or ordinarily resident shareholders may be subject to Irish tax on dividends received from Allegion plc. Such shareholders should consult their own tax advisor.

Irish Tax on Chargeable Gains

Holders of shares in Allegion plc who are not resident nor, in the case of individuals, ordinarily resident for tax purposes in Ireland should not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their shares unless such shares are used, held or acquired for the purposes of a trade or business carried on by such holder in Ireland through a branch or agency.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of shares in Allegion plc irrespective of the place of residence, ordinary residence or domicile of the parties. This is because the shares in Allegion plc are regarded as property situate in Ireland as the share register of Allegion plc must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33 percent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Stamp Duty

A transfer of shares in Allegion plc by a seller who holds shares beneficially to a buyer who holds the acquired shares beneficially will not be subject to Irish stamp duty (unless the transfer involves a change in the nominee that is the record holder of the transferred shares).

A transfer of shares in Allegion plc by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is a liability of the buyer or transferee.

A shareholder who holds shares in Allegion plc directly may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the seller must confirm to Allegion plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Because of the potential Irish stamp duty on transfers of shares in Allegion plc, Allegion plc strongly recommends that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account, so that their shares are held beneficially, as soon as possible.

Allegion plc currently intends to pay (or cause one of its affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, Allegion plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. Allegion plc’s articles of association provide that, in the event of any such payment, Allegion plc (i) may seek reimbursement from the transferor or transferee (at its discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at its discretion), and (iii) will have a lien against Allegion plc shares on which it has paid stamp duty and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in shares in Allegion plc has been paid unless one or both of such parties is otherwise notified by Allegion plc.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; and

•	through a combination of any of these methods of sale or by any other legally available means.

We or any of our agents may directly solicit offers to purchase these securities. If required, the applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. If required, we will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If required, the prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If required, the applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

The validity of the debt securities, depositary shares, share purchase contracts, share purchase units and warrants that may be issued under this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. The validity of the ordinary shares and preferred shares that may be issued by Allegion plc under this prospectus and particular matters concerning the laws of Ireland will be passed upon by Arthur Cox LLP, Ireland.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Allegion plc has been advised by its Irish counsel, Arthur Cox LLP, that a judgment for the payment of money rendered by a court in the United States would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. In order to enforce a monetary judgment obtained in the United States in Ireland, separate proceedings have to be issued seeking an Irish judgment in the terms of the U.S. judgment. A summary procedure is available in circumstances where an applicant can establish that:

•	the U.S. judgment is for a definite sum;

•	the U.S. judgment is final and conclusive; and

•

the U.S. judgment is of a court which, as a matter of Irish law, is of competent jurisdiction. As a matter of Irish law, a court is considered one of competent jurisdiction if one of the following criteria are met:

•	the defendant was resident or present in the U.S. at the time the proceedings were served (e.g. proof of a physical presence or office in the jurisdiction); or

•	the defendant submitted to the jurisdiction of the court by participating in the proceedings.

Even if the matters referred to above are established by an applicant, an Irish court may on certain grounds refuse to enforce the U.S. judgment. These grounds include:

•	the U.S. judgment having been obtained by fraud;

•	the U.S. judgment violating Irish public policy or constituting a judgment of a penal or revenue (tax) nature;

•	the U.S. judgment being in breach of natural justice or constitutional justice under the laws of Ireland;

•	the U.S. judgment being irreconcilable with an earlier judgment; or

•	there being no practical benefit to the party in whose favor the U.S. judgment is made in seeking to have that judgment enforced in Ireland.

It may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against Allegion plc in U.S. courts. Allegion plc has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S.

securities laws by having Schlage Lock Company LLC, a Delaware limited liability company and wholly-owned subsidiary of Allegion plc, be its U.S. agent appointed for that purpose. Schlage Lock Company LLC is located at 11819 North Pennsylvania Street, Carmel, Indiana 46032. A judgment obtained against Allegion plc in a U.S. court would be enforceable in the United States but could be executed upon only to the extent the company has assets in the United States. An act that results in Allegion plc or its respective directors or officers being in breach of the civil liability provisions of U.S. law would not, by virtue of the breach of U.S. law, be actionable before a court in Ireland, although such act may potentially give rise to a cause of action under the local laws of Ireland.

Allegion plc

Allegion US Holding Company Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC registration fee	(1)
Printing and engraving expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Blue Sky fees and expenses	(2)
Trustee’s expenses	(2)
Fees of rating agencies	(2)
Miscellaneous	(2)

Total	(2)

(1)	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

Allegion plc

Allegion plc is incorporated under the laws of Ireland.

Under Irish law, a company may not exempt or indemnify its directors or the secretary from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors or secretaries may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

The Irish Companies Act only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary. Any obligation of an Irish company which purports to indemnify a director or secretary of an Irish company over and above this will be void under Irish law, whether contained in its articles of association or any contract between the director or secretary and the company.

In addition, Allegion plc’s articles of association provide, so far as is permitted under the Irish Companies Act, that every director and the secretary shall be entitled to be indemnified by Allegion plc against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, secretary or employee of Allegion plc and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

Allegion plc will also indemnify any person who was, is or is threatened to be made a party to a Proceeding (defined below) by reason of the fact that he or she is or was an “officer” as such term is defined under the Exchange Act (excluding any director or secretary) as well as with individuals serving as director, officer or some other function of any other entity, to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by Allegion plc, expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise. “Proceeding” means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

Allegion plc has taken out directors and officers liability insurance, as well as other types of insurance, for Allegion plc’s directors, officers and secretary.

Allegion plc and two of its subsidiaries have entered into indemnification agreements with each of its directors and secretary that will provide for indemnification and expense advancement (except in cases where the Company or any of its subsidiaries is proceeding against the indemnitee) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Allegion US Holding Company Inc.

Allegion US Holding Company Inc. (the “Company”) is a Delaware corporation. Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval of the Court of Chancery or the court in which such action or suit was brought if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under Section 145 of the DGCL.

Article SEVENTH of the Company’s certificate of incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 147 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article EIGHTH of the Company’s certification of incorporation provides that the Company may indemnify to the fullest extent not prohibited by law any person made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee benefit plan fiduciary, agent or employee of the Company or any predecessor of the Company or serves or served at the request of the Company or any predecessor of the Company as a director, officer, agent, employee benefit plan fiduciary or employee of another corporation, partnership, limited liability company, joint ventures, trust or other entity or enterprise. The indemnification provided in Article EIGHTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Company’s certificate of incorporation, the Company’s by-laws, any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (i) shall continue as to a person who has ceased to be a director, officer, employee benefit plan fiduciary, agent or employee and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons.

The Company’s bylaws also provide the Company shall indemnify, and reimburse for reasonable expenses, its officer, directors, employees and agents to the extent permitted by applicable law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Company maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.

ITEM 16.	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (Debt).*

1.2	Form of Underwriting Agreement (Equity).*

1.3	Form of Underwriting Agreement (Share Purchase Contracts).*

1.4	Form of Underwriting Agreement (Share Purchase Units).*

1.5	Form of Underwriting Agreement (Warrants).*

4.1	Indenture, dated as of October 2, 2017, among Allegion plc, Allegion US Holding Company Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on October 2, 2017 (File No. 001-35971)).

4.4	Form of Debt Security.*

4.5	Form of Guarantee.*

4.6	Form of Rights.*

4.7	Form of Deposit Agreement for Depository Shares.*

4.8	Form of Ordinary Share Certificate.*

4.9	Form of Preferred Share Certificate.*

4.10	Form of Purchase Contract Agreement relating to Share Purchase Contracts and Share Purchase Units.*

4.11	Form of Pledge Agreement for Share Purchase Contracts and Share Purchase Units.*

4.12	Form of Warrant Agreement.*

4.12	Form of Warrant Unit Agreement.*

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Arthur Cox LLP

22.1	Subsidiary Guarantors and Issuers of Guaranteed Securities.

23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).

23.2	Consent of Arthur Cox LLP (included as part of Exhibit 5.2).

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (Allegion plc) (included as part of signature page).

24.2	Powers of Attorney (Allegion US Holding Company Inc.) (included as part of signature page).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee under the Indenture.

*	To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants offering securities will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Allegion plc’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the appropriate registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, Indiana, on the 14th day of April, 2021.

ALLEGION PLC

By:	/s/ David D. Petratis
David D. Petratis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David D. Petratis and Patrick S. Shannon, each individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

*    *    *    *    *

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 14th day of April, 2021.

Signature	Title

/s/ David D. Petratis David D. Petratis	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick S. Shannon Patrick S. Shannon	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Douglas P. Ranck Douglas P. Ranck	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Kirk S. Hachigian Kirk S. Hachigian	Director

/s/ Steven C. Mizell Steven C. Mizell	Director

/s/ Nicole Parent Haughey Nicole Parent Haughey	Director

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Signature	Title

/s/ Dean I. Schaffer Dean I. Schaffer	Director

/s/ Charles L. Szews Charles L. Szews	Director

/s/ Dev Vardhan Dev Vardhan	Director

/s/ Martin E. Welch III Martin E. Welch III	Director

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, Indiana, on the 14th day of April, 2021.

ALLEGION US HOLDING COMPANY INC.

By:	/s/ David D. Petratis
David D. Petratis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David D. Petratis and Patrick S. Shannon, each individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

*    *    *    *    *

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 14th day of April, 2021.

Signature	Title

/s/ David D. Petratis David D. Petratis	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick S. Shannon Patrick S. Shannon	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Douglas P. Ranck Douglas P. Ranck	Vice President-Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Jeffrey N. Braun Jeffrey N. Braun	Director, Senior Vice President and General Counsel

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